UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2015

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900, Atlanta, Georgia  30309

(Address of principal executive offices)  (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2015, the Board of Directors of EarthLink Holdings Corp. (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee, appointed Walter L. Turek as a director.  Mr. Turek has been appointed to serve on the Leadership and Compensation Committee.

Mr. Turek, 63, has served as Executive Chairman at Ascentis Corporation, a provider of human resources software and solutions, since 2011. He previously served as Senior Vice President of Sales and Marketing at Paychex, Inc., a publicly-traded, leading provider of payroll and human resource services solutions, from October 2002 to May 2009. In 2009, Mr. Turek co-founded Mykonos Software, Inc., a provider of fraud and theft security solutions for internet websites. Mr. Turek currently serves on the Board of Directors of Spark Networks, Inc. and BlueTie, Inc. and previously served on the Board of Directors of Greenway Medical Technologies, Inc. from 2005 to 2013 and of Mykonos Software, Inc. from 2009 to 2012.

Mr. Turek has no relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.  Mr. Turek has no direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

On November 3, 2015, the Company issued a press release announcing the appointment of Mr. Turek.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 3, 2015

EARTHLINK HOLDINGS CORP.

	By:	/s/ Louis M. Alterman
Louis M. Alterman
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 3, 2015